Exhibit 21.1


NATIONAL SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

The following table shows certain information with respect to our active subsidiaries and affiliates as of May 28, 2006, all of which are included in our Consolidated Financial Statements:

                                                                                                             Percent of
                                                       State or Other                                          Voting
                                                      Jurisdiction of         Other Country In Which      Securities Owned
Name                                                   Incorporation         Subsidiary is Registered        by National
-------------------------------------------------- ------------------------ ----------------------------- -------------------
Algorex Inc.                                        California                                                  100%
DigitalQuake, Inc.                                  California                                                  100%
innoCOMM Wireless                                   California                                                  100%
Mediamatics, Inc.                                   California                                                  100%
National Semiconductor International, Inc.          Delaware                                                    100%
National Semiconductor Netsales, Inc.               Delaware                                                    100%
National Semiconductor (Maine), Inc.                Delaware                                                    100%
National Semiconductor Malaysia LLC                 Delaware                                                    100%
ASIC II Limited                                     Hawaii                                                      100%
National Semiconductor B.V. Corporation             Delaware                                                    100%
National Semiconductor Estonia Ou                   Estonia                                                     100%
National Semiconductor Finland Oy                   Finland                                                     100%
National Semiconductor France S.A.R.L               France                                                      100%
National Semiconductor GmbH                         Germany                                                     100%
National Semiconductor (I.C.) Ltd.                  Israel                                                      100%
National Semiconductor S.r.l.                       Italy                                                       100%
National Semiconductor Aktiebolog                   Sweden                                                      100%
National Semiconductor Sweden Aktiebolog            Sweden                                                      100%
National Semiconductor (U.K.) Ltd.                  Great Britain               Denmark/Belgium                 100%
                                                                                Finland/Spain/Netherlands
National Semiconductor (U.K.) Holdings Ltd.         Great Britain                                               100%
National Semiconductor (U.K.)
     Pension Trust Company Ltd.                     Great Britain                                               100%
National Semiconductor Benelux B.V.                 Netherlands                                                 100%
National Semiconductor B.V.                         Netherlands                                                 100%
National Semiconductor International B.V.           Netherlands                                                 100%
Natsem India Designs Pvt. Ltd.                      India                                                       100%
National Semiconductor Australia Pty. Ltd.          Australia                                                   100%
National Semiconductor Hong Kong Limited            Hong Kong                                                   100%
National Semiconductor (Far East) Limited           Hong Kong                   Taiwan                          100%
National Semiconductor Hong Kong Sales Limited      Hong Kong                                                   100%
National Semiconductor Services Limited             Hong Kong                                                   100%
National Semiconductor Manufacturing
     Hong Kong Limited                              Hong Kong                                                   100%
National Semiconductor International
     Hong Kong Limited                              Hong Kong                                                   100%
National Semiconductor Manufacturing
     China Trust                                    Hong Kong                                                   100%
National Semiconductor Japan Ltd.                   Japan                                                       100%
National Semiconductor Korea Limited                Korea                                                       100%
National Semiconductor SDN. BHD.                    Malaysia                                                    100%
National Semiconductor Technology
     SDN. BHD.                                      Malaysia                                                    100%



                                                                                                             Percent of
                                                      State or Other                                            Voting
                                                     Jurisdiction of           Other Country In Which      Securities Owned
Name                                                  Incorporation           Subsidiary is Registered        by National
----------------------------------------------- ---------------------------- ----------------------------- -------------------
National Semiconductor Services
     Malaysia SDN. BHD.                           Malaysia                                                        100%
Thrift Gate Marketing SDN BHD                     Malaysia                                                        100%
National Semiconductor Pte. Ltd.                  Singapore                                                       100%
National Semiconductor Asia Pacific Pte. Ltd      Singapore                                                       100%
National Semiconductor Manufacturer
     Singapore Pte. Ltd.                          Singapore                                                       100%
National Semiconductor Shanghai Limited           People's Republic of China                                       95%
National Semiconductor Management
     Shanghai Ltd.                                People's Republic of China                                      100%
National Semiconductor (Suzhou) Ltd.              People's Republic of China                                      100%
Shanghai National Semiconductor
     Technology Ltd.                              People's Republic of China                                       95%
National Semiconductor Canada, Inc.               Canada                                                          100%
National Semicondutores do Brasil Ltda.           Brazil                                                          100%
National Semicondutores da America
     do Sul Ltd.                                  Brazil                                                          100%
Electronica NSC de Mexico, S.A. de C.V.           Mexico                                                          100%
National Semiconductor Investments, Ltd.          British Virgin Islands                                          100%
National Semiconductor Investments II, Ltd.       British Virgin Islands                                          100%

